UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

UpHealth, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO DEFINITIVE PROXY STATEMENT RELATING TO

THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 28, 2022

On May 31, 2022, UpHealth, Inc. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission, which was distributed in connection with the Company’s Annual Meeting of Stockholders scheduled for June 28, 2022 (the “Annual Meeting”). This supplement (this “Supplement”) makes the disclosure set forth below and updates and replaces the disclosure in the Proxy Statement under the heading “Security Ownership of Certain Beneficial Owners and Management” with current information as described below received by the Company. The information contained in this Supplement is incorporated by reference into the Proxy Statement. The Proxy Statement contains important information, and this Supplement should be read in conjunction with the Proxy Statement. Terms used in these additional definitive materials, but not otherwise defined, shall have the meanings ascribed to such terms in the Proxy Statement.

If you have not already voted at the Annual Meeting since the distribution of the Proxy Statement, you are urged to do so promptly. These additional definitive materials do not affect the validity of any proxy card or voting instructions that Company stockholders may have previously received or delivered following the distribution of the Proxy Statement. No action is required by any Company Stockholder who has previously voted following the distribution of the Proxy Statement and who does not wish to revoke or change that proxy or voting instruction.

* * *

As previously disclosed by the Company, on June 6, 2022, the then Co-Chairman of the Board of Directors of the Company, Dr. Chirinjeev Kathuria, and the Company’s Chief Legislative Affairs Officer, Jeffery R. Bray, filed a complaint in the Court of Chancery of the State of Delaware against the Company as nominal defendant, and as defendants, the following members of the Company’s Board of Directors – the Company’s other then Co-Chairman of the Board of Directors (and current Chairman of the Board of Directors), Dr. Avi Katz, and directors Dr. Raluca Dinu, Neil Miotto, Agnès Rey-Giraud, Nate Locke and Moshe Bar-Siman-Tov, entitled Jeffery R. Bray and Chirinjeev Kathuria v. Avi Katz, et al., and UpHealth, Inc., C.A. No. 2022-0489-LWW (the “Complaint”). On April 15, 2022, the Company publicly announced that the Company’s Annual Meeting will be held as a virtual meeting on Tuesday, June 28, 2022, at 9:00 a.m. PDT. Pursuant to Article II, Section 3.2 of the Amended and Restated Bylaws of the Company (the “Bylaws”), for a nomination of a person to be a candidate for election as a director to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Company’s Secretary by the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Company. No stockholder gave such timely notice to the Company’s Secretary in accordance with Section 3.2 of the Company’s Bylaws.

On May 27, 2022, Mr. Bray sent a letter to the Company’s Board of Directors requesting the Board of Directors waive the advance notice requirements of Article II, Section 3.2 of the Bylaws. Mr. Bray’s letter to the Company’s Board of Directors attached a voting agreement (the “Voting Agreement”) signed by Mr. Bray, Dr. Kathuria, another member of the Company’s Board of Directors, Dr. Mariya Pylypiv, two members of the Board of Directors of the Company’s subsidiary Glocal Healthcare Systems Private Limited, Syed Sabahat Azim and Richa Sana Azim, the Company’s Executive Vice President Provider Networks, Dr. Azfar Malik, the Company’s former Chief Operating Officer, Alfonso Gatmaitan, and various other persons associated with certain of these individuals, and the parties to such Voting Agreement beneficially owned, in the aggregate, 50.31% of the outstanding shares of Common Stock of the Company as of the May 18, 2022 record date for the Annual Meeting. Although the Voting Agreement is dated May 27, 2022, and Mr. Bray filed the Voting Agreement as an exhibit to a Schedule 13D filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 2, 2022, the Company is not aware of the exact date that parties to the Voting Agreement first had an arrangement, understanding or relationship for which disclosure on a Schedule 13D was required to be made by any of such parties of such arrangement, understanding or relationship or the fact that any of them sought to influence the selection of candidates for election to the Board, but the Company believes that it is prior to May 27, 2022. Also on May 27, 2022, Dr. Kathuria purported to call a special meeting of the Company’s stockholders to consider an amendment to the Bylaws, which if approved by the Company’s stockholders, would change the requirements of Section 3.2 to enable stockholders to nominate a person to be a candidate for election as a director at the Annual Meeting on as little as five days’ notice (leaving only that amount of time for both the Board and stockholders to evaluate the nominees’ qualifications) if such meeting had not yet occurred prior to the special meeting as a result of a denial of a quorum at the Annual Meeting by a majority of the stockholders.

As previously disclosed by the Company, on May 31, 2022 the Company’s Board of Directors approved by the affirmative vote of a majority of the Company’s Board of Directors an amendment to the Bylaws (the “Amendment”), which became effective as of May 31, 2022. The Amendment amended and restated Article II, Section 2.4 of the Company’s then-existing Bylaws in its entirety to lower the number of holders of the shares entitled to vote at a meeting of stockholders constituting a quorum, in person or by proxy, from a majority to one-third. Furthermore, on May 31, 2022, the Company’s Board of Directors declined to waive the requirements of Article II, Section 3.2 of the Bylaws for several reasons, including that no notice of a nomination of a person to be a candidate for election as a director at the Annual Meeting was provided in either a timely manner, as required by Article II, Section 3.2 of the Bylaws, or otherwise (although what was indicated by individuals who are party to the Voting Agreement was that they intended to nominate either one or more of themselves or other individuals with whom they have a relationship and were therefore likely not independent of those members of the stockholder group who are members of the Company’s Board of Directors), and that the parties to the Voting Agreement of which Mr. Bray is a representative, are primarily insider parties at the Company who were intending, if the Company’s Board of Directors did not waive the Bylaws’ requirements, to use their majority stockholder position to deny a quorum at the Annual Meeting and in doing so, deprive the minority stockholders of the Company of the voting franchise. Finally, on May 31, 2022, the Company’s Board of Directors determined that no special meeting of the Company’s stockholders had been called by Dr. Kathuria as he alone does not have the authority to call a special meeting of the Company’s stockholders in accordance with the Bylaws.

As previously disclosed by the Company, the Complaint seeks declaratory and injunctive relief to require the Company to schedule and hold a special meeting of the Company’s stockholders on August 4, 2022 and to enjoin the Annual Meeting currently scheduled to occur on June 28, 2022, until after the special meeting of stockholders is held. The Complaint alleges that the defendant directors breached their fiduciary duties by the above-described actions undertaken on May 31, 2022. On June 6, 2022, the plaintiffs also filed a Motion for Expedited Proceedings requesting a trial on their claims before the Annual Meeting pending a trial on their claims, or alternatively, a hearing on their request to enjoin the Annual Meeting. The Court has scheduled a preliminary injunction hearing for June 23, 2022.

As previously disclosed by the Company, the Company and the defendant directors believe that all of plaintiffs’ claims in the Complaint are without merit and intend to vigorously defend against them.

On June 10, 2022, the parties to the Voting Agreement filed a preliminary proxy statement with the SEC in connection with their solicitation of proxies for among various purposes, the purpose to permit such parties to the Voting Agreement to (a) NOT VOTE shares subject to the proxy given to such parties at the upcoming Annual Meeting, and (b) decline to present the proxy cards delivered to such parties at the Annual Meeting to ensure that the shares covered by the proxy are not present at the Annual Meeting for quorum or voting purposes.

The Company believes that such solicitation of proxies by the parties to the Voting Agreement to not vote the proxies and to decline to present the proxy cards would be an improper solicitation of proxies.

Following the actions undertaken by the parties to the Voting Agreement, the Company has engaged Morrow Sodali LLC (“Morrow Sodali”) as its proxy solicitor to assist in the solicitation of proxies for the Annual Meeting. The Company has agreed to pay Morrow Sodali a fee of up to $70,000.

If you have any questions concerning the Annual Meeting, this Supplement or the Proxy Statement, or would like additional copies of this Supplement or the Proxy Statement or need help voting your shares of Common Stock, please contact Morrow Sodali:

509 Madison Avenue

Suite 1206

New York, NY 10022

Banks and Brokers Call: (203) 658-9400

Stockholders Call Toll Free: (800) 662-5200

Email: UPH@investor.morrowsodali.com

UPDATE TO

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of June 10, 2022 regarding the beneficial ownership of shares of Common Stock of UpHealth by:

•	each person known to be the beneficial owner of more than 5% of the Common Stock of UpHealth;

•	each of UpHealth’s named executive officers and directors as of December 31, 2021; and

•	all executive officers and directors of UpHealth as of December 31, 2021 as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days, or RSUs that will vest within 60 days. As of June 10, 2022, and following the vesting of RSUs that occurred subsequent to the May 18, 2022 record date, there were 146,757,699 shares of our Common Stock outstanding.

Unless otherwise indicated, UpHealth believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock of UpHealth beneficially owned by them.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock	% of Class
Dr. Ramesh Balakrishnan(2)	7,139,414	4.86%
Martin S. A. Beck(3)	3,175,483	2.16%
Dr. Alfonso Gatmaitan(4)	1,183,460	*
Dr. Chirinjeev Kathuria(5)	43,182,294	29.42%
Dr. Avi S. Katz(6)	5,090,000	3.47%
Dr. Raluca Dinu(7)	81,851	*
Dr. Mariya Pylypiv(8)	7,556,412	5.15%
Neil Miotto(9)	5,198,152	3.54%
Nathan Locke(7)	81,851	*
Jerome Ringo(10)	139,057	*
Agnès Rey-Giraud(7)	86,851	*
Moshe Bar-Siman-Tov(10)	139,057	*
All directors and executive officers (12 individuals) as a group	68,048,333	46.25%
Jeffery R. Bray, Individually and as Custodian of the Samantha Josephine Bray UTMA and Anais Alexandra Bray UTMA(11)	72,398,949	49.32%

*	Less than 1%

(1)

The business address of Dr. Katz, Dr. Dinu and Mr. Miotto is 1731 Embarcadero Rd., Suite 200, Palo Alto, CA 94303. The business address for Mr. Bray is 2083 Walker Lane, Holladay, Utah 84117. The business address of each of the other individuals is c/o UpHealth, Inc., 14000 S. Military Trail, Suite 203, Delray Beach, FL 33484.

(2)	Includes 32,383 RSUs subject to vesting within 60 days of the date of this filing.
(3)

Includes (a) 18,351 RSUs subject to vesting within 60 days of the date of this filing and (b)(i) 1,861,645 shares held by Rewi Enterprises LLC (of which Mr. Beck is the sole owner) and (ii) 1,222,082 shares held by TTC Healthcare Partners, LLC (“Partners”) (of which Mr. Beck is an equity owner and chairman of the board of directors), for which Mr. Beck may be deemed the beneficial owner. Mr. Beck disclaims beneficial ownership of the shares held by Partners.

(4)

Dr. Gatmaitan resigned as Chief Operating Officer of the Company effective January 10, 2022. The number of shares reported is pursuant to a Form 4 filed on January 12, 2022. Dr. Gatmaitan has provided to Mr. Bray his proxy to vote the shares pursuant to the Voting Agreement.

(5)

Includes (a) 23,543 RSUs subject to vesting within 60 days of the date of this filing and (b) 4,688,365 shares of Common Stock pledged in support of Dr. Kathuria’s potential obligation to forfeit and transfer 4,688,365 shares of Common Stock within five days following the date which is 450 days after the closing of the Company’s business combination with Cloudbreak, or September 2, 2022, to the former members of Cloudbreak in connection with such business combination. The number of shares reported is pursuant to a Schedule 13D/A filed on June 10, 2022. Dr. Kathuria has provided to Mr. Bray his proxy to vote the shares pursuant to the Voting Agreement.

(6)

Includes (a) 23,543 RSUs subject to vesting within 60 days of the date of this filing and (b)(i) 4,524,299 shares of Common Stock and (ii) 481,250 shares of Common Stock underlying warrants, all held by GigAcquisitions2, LLC (the “Sponsor”). The securities held by the Sponsor are beneficially owned by Dr. Katz, the Chairman of the Company’s Board of Directors and the manager of the Sponsor, who has sole voting and dispositive power over the shares held by the Sponsor. As of June 9, 2022, the anniversary of the closing of the Business Combinations, the Sponsor has allocated the shares and warrants that it holds to its members, and the amount allocated to Dr. Katz are 425,166 shares of Common Stock and 45,225 shares of Common Stock underlying warrants.

(7)	Includes 23,543 RSUs subject to vesting within 60 days of the date of this filing.
(8)

Includes (a) 18,351 RSUs subject to vesting within 60 days of the date of this filing and (b) 811,635 shares of Common Stock pledged in support of Dr. Pylypiv’s potential obligation to forfeit and transfer 811,635 shares of Common Stock within five days following the date which is 450 days after the closing of the Company’s business combination with Cloudbreak, or September 2, 2022 to the former members of Cloudbreak in connection with such business combination. The number of shares reported is pursuant to a Schedule 13D/A filed on June 10, 2022. Dr. Pylypiv has provided to Mr. Bray her proxy to vote the shares pursuant to the Voting Agreement.

(9)

Includes (a) 23,543 RSUs subject to vesting within 60 days of the date of this filing and (b)(i) 4,524,299 shares of Common Stock and (ii) 481,250 shares of Common Stock underlying warrants, all held by the Sponsor. Mr. Miotto holds a 1% economic interest in the Sponsor. Mr. Miotto is a member of GigFounders, LLC (“GigFounders”), which has a financial and voting interest in the Sponsor as a member of the Sponsor and that entitles this partnership to participate in any economic return of the Sponsor in accordance with terms negotiated with the other holders of financial and voting interests in the Sponsor. Accordingly, the shares of Common Stock held by the Sponsor, subject to the interests of such other holders, are indirectly and beneficially owned by Mr. Miotto by virtue of his financial interest in GigFounders. As of June 9, 2022, the anniversary of the closing of the Business Combinations, the Sponsor has allocated the shares and warrants that it holds to its members, and the amount allocated to Mr. Miotto are 47,241 shares of Common Stock and 5,025 shares of Common Stock underlying warrants.

(10)	Includes 80,749 RSUs subject to vesting within 60 days of the date of this filing as a result of the director not being renominated for re-election to the Board.
(11)

The Voting Agreement provides Mr. Bray with a proxy from each party to the Voting Agreement to vote the shares of stock beneficially owned by such party. The number of shares reported is pursuant to a Schedule 13D/A filed on June 10, 2022, which reports the shares for which Mr. Bray has been provided with a proxy as follows, with adjustments to correct for vesting for Drs. Kathuria and Pylypiv, based upon a total of 146,757,699 shares of Common Stock outstanding as of June 10, 2022; plus, (i) in the case of “Jeffery R. Bray, individually and as Custodian of the Samantha Josephine Bray UTMA and Anais Alexandra Bray UTMA,” 18,351 shares of Common Stock from RSUs that vest within 60 days of this filing for Dr. Pylypiv, and 23,543 shares of Common Stock from RSUs that vest within 60 days of this filing for Dr. Kathuria, (ii) in the case of Dr. Pylypiv, 18,351 shares of Common Stock from RSUs that vest within 60 days of this filing for her and (iii) in the case of Dr. Kathuria, 23,543 shares of Common Stock from RSUs that vest within 60 days of this filing for him:

Stockholder Name	No. of Shares Beneficially Owned	Percentage Ownership	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
Jeffery R. Bray, Individually and as Custodian of the Samantha Josephine Bray UTMA and Anais Alexandra Bray UTMA	72,398,949	49.32%	5,039,178	67,359,771	5,039,178	0
Alexandra Bray	475,504	*	0	475,504	475,504	0
Jeffery R. Bray, Custodian Samantha Josephine Bray UTMA	475,504	*	0	475,504	475,504	0
Jeffery R. Bray, Custodian Anais Alexandra Bray UTMA	475,504	*	0	475,504	475,504	0
John Parsons, Trustee of The Anais Bray Protective Irrevocable Trust, The Bray Descendants Trust and The Samantha Bray Protective Irrevocable Trust	6,478,997	4.41%	0	6,478,997	6,478,997	0
The Anais Bray Protective Irrevocable Trust	2,699,582	1.84%	0	2,699,582	2,699,582	0
The Bray Descendants Trust	1,079,833	*	0	1,079,833	1,079,833	0
The Samantha Bray Irrevocable Trust	2,699,582	1.84%	0	2,699,582	2,699,582	0
Jacque Butler	1,403,804	*	0	1,403,804	1,403,804	0
Dr. Alfonso Gatmaitan	1,183,460	*	0	1,183,460	1,183,460	0
Azfar Malik, M.D.	962,458	*	0	962,458	0	962,458
AM Physicians LLC	962,458	*	0	962,458	0	962,548
Dr. Chirinjeev Kathuria	43,182,294	29.42%	0	43,182,294	43,182,294	0
Dr. Mariya Pylypiv	7,556,412	5.15%	0	7,556,412	7,556,412	0
Dr. Syed Sabahat Azim	6,116,842	4.17%	0	0	0	6,116,842
Richa Sana Azim	6,116,842	4.17%	0	0	0	6,116,842
Kimberlite Social Infra Private Limited	684,981	*	0	0	0	684,981
Eligere Limited Liability Company	6,116,842	4.17%	0	6,116,842	0	0

Jeffery R. Bray, Individually and as Custodian of the Samantha Josephine Bray UTMA and Anais Alexandra Bray UTMA, Alexandra Bray and Jacque Butler are the holders of a promissory note issued to them by UpHealth Holdings, Inc. on April 27, 2021 in connection with the acquisition by the Company’s subsidiary, UpHealth Holdings, Inc. (“UpHealth Holdings”), of Innovations Group, Inc. (“IGI”). Such promissory note is secured by all of the shares of IGI issued to UpHealth Holdings. AM Physicians LLC is one of the holders of a promissory note issued to it and the other holders on November 20, 2020 in connection with the acquisition by UpHealth Holdings of Behavioral Health Services, LLC (“BHS”). Such promissory note is secured by all of the membership interest in BHS that is held by UpHealth Holdings.

* * *

Except as specifically supplemented by the information contained herein, all information set forth in the Proxy Statement remains unchanged. From and after the date of this supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby. The Proxy Statement contains important information, and this Supplement should be read in conjunction with the Proxy Statement.

Important Information

If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or revoke your prior vote on any proposal, please refer to the disclosure in the Proxy Statement under “Revocability of Proxy” for instructions on how to do so.

—END OF SUPPLEMENT TO DEFINITIVE PROXY STATEMENT—

Additional Information and Where to Find It

In connection with the Annual Meeting and the matters noticed for the Annual Meeting in the Proxy Statement, the Company has filed with the SEC and mailed the Proxy Statement to its stockholders. This Supplement does not contain all the information that should be considered in respect of the matters noticed for the Annual Meeting in the Proxy Statement, and additional information is described in the Proxy Statement. The Proxy Statement and other relevant materials for the Annual Meeting have been mailed to stockholders of the Company as of a record date established for voting at the Annual Meeting.

Stockholders may also obtain a copy of the Proxy Statement, as well as other documents filed by the Company with the SEC without charge, at the SEC’s website located at www.sec.gov.

Certain Information Regarding Participants

The Company and its respective directors and executive officers and other persons may be deemed to be participants in the solicitations of proxies from the Company’s stockholders in respect of the matters noticed for the Annual Meeting in the Company’s Proxy Statement. Information regarding the Company’s directors and executive officers is available in the Proxy Statement.

Forward-Looking Statements

This Supplement contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, the Annual Meeting and ongoing litigation involving the directors. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this Supplement are based on certain assumptions and analyses made by the management of UpHealth in light of their respective experience and perception of historical trends, current conditions, and expected future developments and their potential effects on UpHealth as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting UpHealth will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including uncertainty regarding the outcome of litigation. Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.